EXHIBIT 99.1

THIRD AMENDMENT TO AN SUPPLY AGREEMENT

This Third Amendment to AN Supply Agreement (“Third Amendment”) is entered into by and between Orica USA, Inc. (“Orica”) and El Dorado Chemical Company (“EDC”), with an effective date of December 9, 2008 (“Effective Date”) in reference to the following:

A.           Orica and EDC entered into that certain AN Supply Agreement dated November 1, 2001 (the “Original Agreement”), as amended by that certain Amended and Restated First Amendment letter dated April 3, 2007 relating to ammonia supply (“First Amendment”). Orica and EDC also entered into a Second Amendment to AN Supply Agreement dated August 24, 2006 with an effective date of January 1, 2006 (“Second Amendment”).  The Original Agreement, First Amendment, and the Second Amendment are collectively hereinafter referred to as the “Agreement”.  Capitalized terms that are not otherwise defined herein shall have the meaning given such terms in the Agreement.

B.           The parties desire to extend the term of the Agreement to June 30, 2011.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Preamble.   The preamble is hereby incorporated herein by reference; provided that, in case of any inconsistency between any part of the preamble and any part of the body of the Agreement, then the body of the Agreement shall prevail.

2.           Term.   The references  to “December 31, 2010” in Section 2.1 of the Agreement are hereby deleted, and “June 30, 2011” is inserted in their place.

3.           No Other Changes.    Except as provided in this Third Amendment, all other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Third Amendment effective as of the date first written above.

ORICA USA, INC.

By:   /s/ Craig Elkington
Name:   Craig Elkington
Title:     President
Date of Signature:   1/19/09

EL DORADO CHEMICAL COMPANY

By: /s/ Tony Shelby
Name:  Tony Shelby
Title: Vice President
Date of Signature:    12/09/08